SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2003

IDT Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-27898	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street, Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

n/a
(Former name or former address, if changed since last report.)

Item 5.    Other Events

On January 9, 2003, IDT Corporation issued a press release announcing that it is changing the New York Stock Exchange ticker symbols of its common stock and its Class B common stock. As of the opening of trading on February 26, 2003, IDT’s common stock, which currently trades under the symbol IDT, will trade under the symbol IDT.C. As of the opening of trading on March 19, 2003, IDT’s Class B common stock, which currently trades under the symbol IDT.B, will trade under the symbol IDT. As a result, there will be a three-week period when the ticker symbol “IDT” will not be used for either the common stock or the Class B common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

        (c) Exhibits.

99.1    Press Release of IDT Corporation issued on January 9, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

Dated: January 10, 2003	By: /s/ Joyce J. Mason

Joyce J. Mason
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of IDT Corporation issued on January 9, 2003

4